Exhibit 10.28

CONSENT AND AMENDMENT AGREEMENT

This Consent and Amendment Agreement (this “Agreement”), dated as of March 1, 2013, is entered into by and among SYNDAX PHARMACEUTICALS, INC., a Delaware corporation (“Borrower”), the Lenders (as defined below), and GENERAL ELECTRIC CAPITAL CORPORATION, as agent for the Lenders (in such capacity, and together with its successors and permitted assigns, “Agent”).

WHEREAS, pursuant to that certain Loan and Security Agreement, dated as of March 30, 2011, as amended by that certain Consent and Amendment Agreement, dated as of December 20, 2011, as further amended by that certain Consent and Amendment Agreement, dated as of June 28, 2012, as further amended by that certain Consent and Amendment Agreement, dated as of October 9, 2012, as further amended by that certain Consent and Amendment Agreement, dated as of November 19, 2012, as further amended by that certain Consent and Amendment Agreement, dated as of December 28, 2012, as further amended by that certain Consent and Amendment Agreement, dated as of January 18, 2013, and as further amended by that certain Consent and Amendment Agreement, dated as of February 20, 2013 each among Borrower, Agent and the financial institutions party thereto as lenders (the “Lenders”; the Loan and Security Agreement, as so amended and as it may have been and may be further amended, restated or otherwise modified from time to time, the “Loan Agreement”), Agent and the Lenders have made certain loans and other financial accommodations to Borrower subject to the terms and conditions set forth therein;

WHEREAS, Borrower has requested that Agent and each Lenders consent to the incurrence by Borrower of up to $45,000 of additional unsecured, subordinated Indebtedness evidenced by a series of Unsecured Promissory Notes, dated on or about the date hereof (the “March 2013 Subordinated Notes”), which Indebtedness (i) shall be subordinated to all Obligations in all respects pursuant to a Subordination Agreement, dated as of the date hereof (the “Subordination Agreement”), executed by Borrower and each investor that is receiving a March 2013 Subordinated Note; and (ii) shall otherwise be in form and substance reasonably satisfactory to Agent;

WHEREAS, Borrower has requested that Agent and each Lender consent to the foregoing, which, but for this Agreement, would be prohibited under Sections 7.2 and 7.11 of the Loan Agreement;

WHEREAS, Borrower has requested that Agent and each Lender consent to postpone, subject to the satisfaction of certain conditions contained herein, the requirement that Borrower pay the principal of and interest on both the Initial Term Loan and the Subsequent Term Loan that would otherwise be due and payable pursuant to Section 2.3(b) of the Loan Agreement on the Scheduled Payment Date occurring on March 1, 2013 until March 8, 2013 (or such other date, as agreed by Borrower, Agent and each Lender in writing); and

WHEREAS, Agent and each Lender are willing to agree to such requests, subject to and in accordance with the terms and conditions set forth in this Agreement.

NOW, THEREFORE, each of Borrower, each Lender and Agent hereby agrees as follows:

1. Recitals; Definitions. The foregoing recitals, including all terms defined therein, are incorporated herein and made a part hereof. All capitalized terms used but not otherwise defined herein have the meanings given such terms in the Loan Agreement.

2. Consent. Effective as of the date hereof, and in accordance with Section 10.08 of the Loan Agreement, Agent and each Lender hereby, subject to the terms and conditions hereof, consents to (i) the issuance of the March 2013 Subordinated Notes and the incurrence of the Indebtedness evidenced thereby and (ii) the postponement of the required payments of principal of and interest on both the Initial Term Loan and the Subsequent Term Loan that would otherwise be due and payable pursuant to Section 2.3(b)(of the Loan Agreement on the Scheduled Payment Date occurring on March 1, 2013 until March 8, 2013 (or such other date as agreed by Borrower, Agent and each Lender in writing).

3. Amendments. Subject to the terms and conditions of this Agreement, Section 7.2 of the Loan Agreement is hereby amended by deleting clause (d) thereof in its entirety and replacing such clause with the following:

(d) subordinated, unsecured Indebtedness in an aggregate amount not to exceed $18,250,000 (the “Subordinated Indebtedness”), which subordinated, unsecured Indebtedness is evidenced by (x) those certain Convertible Promissory Notes issued pursuant to (i) that certain Note and Warrant Purchase Agreement, dated as of August 3, 2010, by and among Borrower and each investor party thereto (the “2010 NPA”); (ii) that certain Note and Warrant Purchase Agreement, dated as of December 20, 2011 (the “2011 NPA”), as amended by that certain Amendment to Note and Warrant Purchase Agreement, dated as of June 28, 2012, each by and among Borrower and each investor party thereto (the 2011 NPA, as so amended, the “June 2012 NPA”); (iii) that certain Note Purchase Agreement, dated as of October 9, 2012, by and among Borrower and each investor party thereto (the “October 2012 NPA”); (iv) that certain Note Purchase Agreement, dated as of November 19, 2012, by and among Borrower and each investor party thereto (the “November 2012 NPA”), as amended by that certain Amendment to Note Purchase Agreement, dated as of December 28, 2012, and that certain Second Amendment to Note Purchase Agreement, dated as of January 18, 2013, each by and among Borrower and each investor party thereto (the November 2012 NPA, as so amended, the “January 2013 NPA”); and (v) that certain Note Purchase Agreement, dated as of February 20, 2013, by and among Borrower and each investor party thereto (the “February 2013 NPA”); and (y) those certain unsecured subordinated notes issued by the Borrower to certain investor parties on March 1, 2013 (the “March 2013 Subordinated Notes”), which Indebtedness is, in each case, as applicable, subordinated to the Obligations pursuant to (A) that certain Subordination Agreement, dated as of March 30, 2011, by and among Agent and certain investors party to that certain Note and Warrant Purchase Agreement, dated as of August 3, 2010 (which subordinates $6,000,000, the “First Subordination Agreement”); (B) that certain Amended and Restated Subordination Agreement, dated as of December 20, 2011, by and among each of the parties to the First Subordination Agreement and certain other investors who are parties to the 2011 NPA (which amends, restates and continues the First Subordination Agreement subordinating an additional $6,250,000 for a total of $12,250,000, the “2011 Subordination Agreement”); (C) that certain Subordination Agreement, dated as of June 28, 2012, by and among the parties to the First Subordination Agreement and the 2011 Subordination Agreement other than two individual investors who opted not to participate in the offering under the June 2012 NPA (which Subordination Agreement separately subordinates $3,000,000 (the “June 2012 Subordination Agreement”); (D) that certain Subordination Agreement, dated as of October 9, 2012, by and among Agent and the holders of the Borrower’s Series A Preferred Stock on the date thereof (which Subordination Agreement separately subordinates $750,000, the “October 2012 Subordination Agreement”); (E) that certain Subordination Agreement, dated as of November 19, 2012, by and among Agent and the holders of the Borrower’s Series A Preferred Stock on the date thereof (which Subordination Agreement separately subordinates $1,000,000, the “November 2012 Subordination Agreement”); (F) that certain Subordination Agreement, dated as of December 28, 2012, by and among Agent and the holders of the Borrower’s Series A Preferred Stock on the date thereof (which Subordination Agreement separately subordinates $460,000, the “December 2012 Subordination Agreement”); (G) that certain Subordination Agreement, dated as of January 18, 2013, by and among Agent and the holders of the Borrower’s Series A Preferred Stock on the date thereof (which Subordination Agreement separately subordinates $700,000, the “January 2013 Subordination Agreement”); (H) that certain Subordination Agreement, dated as of February 20, 2013, by and among Agent and the holders of the Borrower’s Series A Preferred Stock on the date thereof (which Subordination Agreement separately subordinates $45,000, the “February 2013 Subordination Agreement”); and (I) that certain Subordination Agreement, dated as of March 1, 2013, by and among Agent and the holders of the Borrower’s Series A Preferred Stock on the date thereof (which Subordination Agreement separately subordinates the $45,000 of Indebtedness evidenced by the March 2013 Subordinated Notes, the “March 2013 Subordination Agreement”, and together with the 2011 Subordination Agreement (which, for the avoidance of doubt, includes the First Subordination Agreement), the June 2012 Subordination Agreement, the October 2012 Subordination Agreement, the November 2012 Subordination Agreement, the December 2012 Subordination Agreement, and the January 2013 Subordination Agreement, the February Subordination Agreement and the March 2013 Subordination Agreement collectively, the “Subordination Agreements”).

4. Conditions. The foregoing is subject to the following conditions:

A.	Agent shall have received a counterpart of this Agreement duly executed by each Loan Party;

B.	Agent shall have received a counterpart of the Subordination Agreement duly executed by each investor that is receiving a March 2013 Subordinated Note;

C.	Borrower shall have delivered a certificate of an authorized officer of Borrower, providing verification of an incumbency and attaching (i) Borrower’s board resolutions approving the transactions contemplated by this Agreement and (ii) Borrower’s governing documents;

D.	Borrower shall have delivered true and complete copies of the March 2013 Subordinated Notes, and the other amendments referenced herein and such further documents, information, certificates, records and filings as Agent may reasonably request; and

E.

(i) No Default or Event of Default shall have occurred and be continuing, (ii) all representations and warranties in Section 5 of the Loan Agreement shall be true and correct as of the date hereof, (iii) each condition set forth in this Section 4 of this Agreement shall have been satisfied, and (iv) Agent shall have received a certificate from an authorized officer of Borrower confirming each of the foregoing.

5. Reaffirmation of Debt Documents. By executing and delivering this Agreement, Borrower hereby (i) reaffirms, ratifies and confirms its Obligations under the Loan Agreement, the Notes and the other Debt Documents; (ii) agrees that this Agreement shall be a “Debt Document” under the Loan Agreement; and (iii) hereby expressly agrees that the Loan Agreement, the Notes and each other Debt Document shall remain in full force and effect following any action contemplated in connection herewith.

6. Reaffirmation of Grant of Security Interest in Collateral. Borrower hereby expressly reaffirms, ratifies and confirms its obligations under the Loan Agreement, including its mortgage, grant, pledge and hypothecation to Agent for the benefit of Agent and each Lender, of the lien on and security interest in, all of its right, title and interest in, all of the Collateral.

7. Confirmation of Representations and Warranties; Liens; No Default. Borrower hereby confirms that (i) all of the representations and warranties set forth in the Debt Documents continue to be true and correct as of the date hereof, except to the extent such representations and warranties by their terms expressly relate only to a prior date (in which case such representations and warranties shall be true and correct as of such prior date); (ii) there are no Defaults or Events of Default; (iii) Agent has and shall continue to have valid, enforceable and perfected first-priority liens, subject to Permitted Liens, on and security interests in the Collateral and all other collateral heretofore granted by Borrower to Agent, for the benefit of Agent and each Lender, pursuant to the Debt Documents or otherwise granted to or held by Agent, for the benefit of Agent and each Lender; and (iv) the agreements and obligations of Borrower contained in the Debt Documents and in this Agreement constitute the legal, valid and binding obligations of Borrower, enforceable against Borrower in accordance with their respective terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or other similar laws of general application affecting the enforcement of creditors’ rights or by the application of general principles of equity; provided, however, with respect to this clause (iv), to the extent that this Agreement is not enforceable against Borrower, the obligations of Agent and the Lenders contained herein with respect to such parties are null and void.

8. No Other Consents or Amendments. The consent in this Agreement is applicable only to the matters set forth in Section 2 above, and does not constitute a future consent or waiver nor a consent to, or waiver of, anything other than the matters expressly set forth herein including, for the avoidance of doubt, any transactions involving the sale or issuance of the Series B-1 Preferred Stock. Except as expressly set forth in this Agreement, the Loan Agreement and all other Debt Documents shall remain unchanged and in full force and effect. This Agreement shall be limited precisely and expressly as drafted and shall not be construed as consent to the amendment, restatement, modification, supplementation or waiver of any other terms or provisions of the Loan Agreement or any other Debt Document.

9. Costs and Expenses. Borrower shall be responsible for the reimbursement of all fees and expenses of Agent’s in-house and outside counsel and other out of pocket costs and expenses incurred by Agent and the Lenders in connection with the preparation and negotiation of this Agreement. Such fees, costs and expenses, as limited by the preceding sentence, shall be due and payable upon demand of Agent, and if not paid promptly upon such demand, all such fees, costs and expenses shall become part of the Obligations.

10. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

11. Successors/Assigns. This Agreement shall bind, and the rights hereunder shall inure to, the respective successors and assigns of the parties hereto, subject to the provisions of the Debt Documents.

12. Headings. Section headings in this Agreement are included for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

13. Counterparts. This Agreement may be executed in counterparts, and such counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed counterpart of this Agreement by facsimile or other electronic method of transmission shall be equally as effective as delivery of an original executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by facsimile or other electronic method of transmission also shall deliver an original executed counterpart of this Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability or binding effect of this Agreement.

[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, the undersigned have caused this Consent and Amendment Agreement to be duly executed by their duly authorized representatives, all as of the day and year first above written.

BORROWER: Syndax Pharmaceuticals, Inc., a Delaware corporation

By:	/s/ Arlene M. Morris
Name:	Arlene M. Morris
Title:	Chief Executive Officer

[Signatures Continue on Following Page]

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AGENT AND LENDER: General Electric Capital Corporation, a Delaware corporation

By:	/s/ Jacqueline K. Blechinger
Name:	Jacqueline K. Blechinger
Its:	Duly Authorized Signatory

[End of Signature Pages]

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